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                                                                    Exhibit 99.2



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                         )  Chapter 11
                               )
ROUGE INDUSTRIES, INC.,        )  Case No. 03-13272 (MFW)
         et al.,               )  (Jointly Administered)
         -- ---                )
                               )
                  Debtors.     )  Hearing Date: December 22, 2003 @ 1:30 pm
                               )  Objections Due: December 17, 2003 @ 4:00 pm
                               )
                                  Re:  D.I.

                 NOTICE OF (I) AUCTION, (II) BIDDING PROCEDURES,
               (III) DEBTORS' INTENT TO SELL SUBSTANTIALLY ALL OF
              DEBTORS' ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS,
               ENCUMBRANCES AND OTHER INTERESTS, (IV) SALE HEARING
                    AND (V) OBJECTION DEADLINE AND PROCEDURES
                    -----------------------------------------

TO ALL CREDITORS AND OTHER PARTIES IN INTEREST
PLEASE TAKE NOTICE:

         On October 23, 2003, Rouge Industries, Inc. ("Rouge") and certain of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"), filed a voluntary petition for relief under chapter 11 of the United States Code, 11 U.S.C. ss.ss. 101 - 1331 (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

         Pursuant to an Order of the Bankruptcy Court (the "Procedures Order"), a hearing (the "Sale Hearing") will be held before The Honorable Mary F. Walrath, Chief United States Bankruptcy Judge, on December 22, 2003, at 1:30 p.m. (Eastern Time) in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801, to consider the Debtors' motion, dated November 6, 2003 (D.I. 98) (the "Motion"), seeking, inter alia, entry of an order pursuant to sections 105, 363, 365, and 1145 of the Bankruptcy Code and Federal Rules of Bankruptcy Procedure 6004 and 6006: (a) authorizing and approving the sale of substantially all of the Debtors' assets (the "Assets") to (i) OAO SeverStal (SeverStal or the "Purchaser"), free and clear of all liens, claims, encumbrances and other interests (collectively, "Liens"), pursuant to and in accordance with the terms of a certain Amended and Restated Asset Purchase Agreement, dated as of November 24, 2003 by and among the Debtors, and the Purchaser or (ii) the successful bidder or bidders (the "Successful Bidder") for the Assets as determined through a competitive bid and auction process, pursuant to the terms of the Purchase Agreement as modified by agreement of the Debtors and such Successful Bidder (the "Modified Agreement");
(b) authorizing the Debtors to assume and assign substantially all of their executory contracts and unexpired leases (collectively, the "Executory Contracts"), other than contracts that are excluded under the terms of the Purchase Agreement or Modified Agreement, to the Purchaser or Successful Bidder (such Executory Contracts to be assumed and assigned pursuant to the Purchase Agreement or Modified Agreement, the
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"Assigned Contracts"); and (c) granting related relief. The Debtors may adjourn the Sale Hearing one or more times without further notice by making an announcement in open Court or by the filing of a hearing agenda pursuant to Bankr. D. Del. L.R. 9029-3 announcing the adjournment.

         Solicitation of Bids; Auction. The Debtors will conduct an auction of
         -----------------------------
the Assets (the "Auction") beginning at 9:00 a.m. on December 19, 2003 at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166. Participation in the Auction is subject to certain bidding and auction procedures approved by the Court and attached to the Procedures Order (the "Bidding Procedures"). Any bidder desiring to submit a bid at the Auction is required to deliver such bid to the undersigned counsel for the Debtors, with copies to be delivered to the additional parties more specifically identified in the Bidding Procedures, so that the bid and copies thereof are received no later than 4:00 p.m. (Eastern) on December 18, 2003 and (b) comply with the additional requirements set forth in the Bidding Procedures.

         Objection Deadline & Procedures. Objections, if any, to the relief
         -------------------------------
requested in Motion (including without limitation any objection to the assumption and assignment of any Executory Contract or the Debtors' proposed cure amount under any Executory Contract (the "Cure Amount") must: (a) be in writing; (b) be signed by counsel or attested to by the objecting party; (c) be filed with the Clerk of the Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware 19801 on or before 4:00 p.m. (Eastern Time) on December 17, 2003 (the "Objection Deadline"); and (d) be served so as to be received on or before the Objection Deadline by the following: (i) counsel for the Debtors, Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19801, (Attn: Robert J. Dehney, Esq.), and Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166 (Attn: Dennis J. Drebsky, Esq. and G. David Brinton, Esq.); (ii) counsel to the Purchaser, Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606 (Attn: Timothy
R. Pohl, Esq.); (iii) counsel to prepetition and postpetition lenders; (iv) Counsel for the Official Committee of Unsecured Creditors, Reed Smith LLP, 1201 North Market Street, Ste. 1500, Wilmington, Delaware 19801 (Attn: Howard A. Cohen, Esq.) and Reed Smith LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania, 19103-7301 (Attn: Claudia Z. Springer, Esq.); and (v) the Office of the United States Trustee, J. Caleb Boggs Federal Bldg., 844 King Street, Lock Box 2313, Wilmington, Delaware 19801 (Attn: Mark Kenney, Esq.). The foregoing requirements are collectively referred to herein as the "General Objection Procedures."

         Only those objections made in compliance with the General Objection Procedures will be considered by the Court at the Sale Hearing. The failure of any objecting person or entity to file and serve its objections by the Objection Deadline and in accordance with the General Objection Procedures or otherwise will be a bar to the assertion, at the Sale Hearing or thereafter, of any objection (including the sale of Assets and assumption and assignment of Executory Contracts free and clear of Liens).

         Objections, if any, to the assumption and assignment of any Executory Contract, including without limitation any objection to the Debtors' proposed Cure Amount or the provision of adequate assurance of future performance under any Executory Contract pursuant to section 365(b)(1)(C) of the Bankruptcy Code ("Adequate Assurance"), must: (a) comply with the General Objection Procedures;
(b) identify the Executory Contract to which the objector is party; (c) describe with particularity any cure the claimant contends is required under section 365 of the Bankruptcy Code (the "Cure Claim") and identify the basis(es) of the alleged Cure Claim under
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the Executory Contract; (d) attach all documents supporting or evidencing the
Cure Claim; and (e) if the response contains an objection to Adequate Assurance, state with specificity what the objecting party believes is required to provide Adequate Assurance (collectively with the General Objection Procedures, the "Assigned Contract Objection Procedures"). If no objection is timely and properly filed and served in accordance with the Assigned Contract Objection Procedures, (x) the Cure Amount set forth in the Assignment Notice (as defined in the Motion) shall be controlling notwithstanding anything to the contrary in any Executory Contract or other document and the nondebtor party to the Executory Contract shall be forever barred from asserting any other claim arising prior to the assignment against the Debtors or the Proposed Purchaser (or Successful Bidder(s), as the case may be) as to such Executory Contract if it is an Assigned Contract and (y) the Proposed Purchaser's (or Successful Bidder's, as the case may be) promise to perform under the Executory Contract shall be deemed Adequate Assurance under the Executory Contract. To the extent the Debtors dispute any Cure Claim, such dispute shall be presented to the Bankruptcy Court at the Sale Hearing, or such later date and time as the Debtors and the objector may agree or the Bankruptcy Court may order.

         Documents. Copies of the Motion, the Purchase Agreement and the
         ---------
Procedures Order (including the Bidding Procedures approved by the Bankruptcy Court) may be examined in the offices of the Clerk of the Bankruptcy Court during regular business hours, or may be downloaded from the web site of the Bankruptcy Court, www.deb.uscourts.gov. Additionally, copies of the foregoing are available upon request from the undersigned counsel for the Debtors or from IKON Office Solutions, 901 Market Street, Suite 718, Wilmington, Delaware, 19801, Ph: (302) 777-4500 (Attn: John Trickey).

                               MORRIS NICHOLS ARSHT & TUNNELL



                               Robert J. Dehney (No. 3578)
                               Donna L. Harris (No. 3740)
                               1201 North Market Street
                               P.O. Box 1347
                               Wilmington, Delaware  19899-1347
                               (302) 658-9200

                               Counsel for Rouge Industries, Inc., et al.,
                                                                   -- ---
                               Debtors and Debtors In Possession